                                                                   EXHIBIT 99.5

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2005            2004*
                                                              --------------   -------------
                                                                   AMOUNTS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents.................................      $ 1,709          1,387
  Trade and other receivables, net..........................          937          1,035
  Inventory, net............................................          763            712
  Derivative instruments (note 7)...........................          999            827
  Other current assets......................................          693            615
                                                                  -------         ------
    Total current assets....................................        5,101          4,576
                                                                  -------         ------
Investments in available-for-sale securities and other cost
  investments, including $1,501 million and $907 million
  pledged as collateral for share borrowing arrangements
  (note 5)..................................................       18,442         21,847
Long-term derivative instruments (note 7)...................        1,076          1,601
Investments in affiliates, accounted for using the equity
  method....................................................        1,926            784

Property and equipment, at cost.............................        1,711          1,637
Accumulated depreciation....................................         (595)          (504)
                                                                  -------         ------
                                                                    1,116          1,133
                                                                  -------         ------
Intangible assets not subject to amortization:
  Goodwill (note 6).........................................        6,977          6,938
  Trademarks................................................        2,385          2,385
                                                                  -------         ------
                                                                    9,362          9,323
                                                                  -------         ------
Intangible assets subject to amortization, net..............        4,147          4,436
Other assets, at cost, net of accumulated amortization......          773            765
Assets of discontinued operations (note 4)..................           --          5,716
                                                                  -------         ------
    Total assets............................................      $41,943         50,181
                                                                  =======         ======

                                                                     (continued)

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2005            2004*
                                                              --------------   -------------
                                                                   AMOUNTS IN MILLIONS
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $    525             424
  Accrued liabilities.......................................          633             788
  Accrued stock-based compensation..........................          124             235
  Program rights payable....................................          132             200
  Derivative instruments (note 7)...........................        2,059           1,179
  Current portion of debt (note 8)..........................        1,607              10
  Other current liabilities.................................          322             275
                                                                 --------         -------
    Total current liabilities...............................        5,402           3,111
                                                                 --------         -------
Long-term debt (note 8).....................................        6,455           8,566
Long-term derivative instruments (note 7)...................        1,169           1,812
Deferred income tax liabilities.............................        8,644           9,701
Other liabilities...........................................          947             801
Liabilities of discontinued operations (note 4).............           --           1,305
                                                                 --------         -------
    Total liabilities.......................................       22,617          25,296
                                                                 --------         -------
Minority interests in equity of subsidiaries................          292             299
Stockholders' equity (note 9):
  Preferred stock, $.01 par value. Authorized 50,000,000
    shares; no shares issued................................           --              --
  Series A common stock, $.01 par value. Authorized
    4,000,000,000 shares; issued and outstanding
    2,681,420,356 shares at September 30, 2005 and
    2,678,895,158 shares at December 31, 2004...............           27              27
  Series B common stock, $.01 par value. Authorized
    400,000,000 shares; issued 131,062,825 shares at
    September 30, 2005 and December 31, 2004................            1               1
  Additional paid-in-capital................................       29,180          33,765
  Accumulated other comprehensive earnings, net of taxes....        3,183           4,227
  Unearned compensation.....................................          (40)            (64)
  Accumulated deficit.......................................      (13,192)        (13,245)
  Series B common stock held in treasury, at cost
    (10,000,000 shares).....................................         (125)           (125)
                                                                 --------         -------
    Total stockholders' equity..............................       19,034          24,586
                                                                 --------         -------
Commitments and contingencies (note 10)
    Total liabilities and stockholders' equity..............     $ 41,943          50,181
                                                                 ========         =======

------------------------

*   See note 4.

     See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                 THREE MONTHS           NINE MONTHS
                                                                     ENDED                 ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                2005      2004*       2005      2004*
                                                              --------   --------   --------   --------
                                                                        AMOUNTS IN MILLIONS,
                                                                      EXCEPT PER SHARE AMOUNTS
Revenue:
  Net sales from electronic retailing.......................   $1,475     1,292      4,418      3,864
  Communications and programming services...................      375       340      1,092      1,015
                                                               ------     -----      -----      -----
                                                                1,850     1,632      5,510      4,879
                                                               ------     -----      -----      -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............      942       814      2,778      2,429
  Operating.................................................      399       333      1,155        961
  Selling, general and administrative ("SG&A")..............      153       165        491        491
  Stock-based compensation--SG&A (note 2)...................       15         6         32         16
  Litigation settlements....................................       --        --         --        (42)
  Depreciation and amortization.............................      162       162        484        484
                                                               ------     -----      -----      -----
                                                                1,671     1,480      4,940      4,339
                                                               ------     -----      -----      -----
    Operating income........................................      179       152        570        540
Other income (expense):
  Interest expense..........................................     (149)     (150)      (444)      (448)
  Dividend and interest income..............................       56        41        121        114
  Share of earnings of affiliates, net......................        4        --         15          5
  Realized and unrealized gains (losses) on financial
    instruments, net (note 7)...............................     (332)      239        148       (344)
  Gains (losses) on dispositions of assets, net.............       --       389       (363)       621
  Nontemporary declines in fair value of investments........      (68)       --        (68)      (128)
  Other, net................................................       (5)      (38)       (35)       (23)
                                                               ------     -----      -----      -----
                                                                 (494)      481       (626)      (203)
                                                               ------     -----      -----      -----
    Earnings (loss) from continuing operations before income
      taxes and minority interests..........................     (315)      633        (56)       337
Income tax benefit (expense)................................      233      (274)       110       (236)
Minority interests in earnings of subsidiaries..............       (5)       --        (28)        (5)
                                                               ------     -----      -----      -----
    Earnings (loss) from continuing operations..............      (87)      359         26         96
Discontinued operations, net of taxes (note 4)..............       (7)       13         27        (48)
                                                               ------     -----      -----      -----
    Net earnings (loss).....................................   $  (94)      372         53         48
                                                               ======     =====      =====      =====
Earnings (loss) per common share (note 3):
  Basic and diluted earnings (loss) from continuing
    operations..............................................   $ (.03)      .13        .01        .03
  Discontinued operations...................................       --        --        .01       (.01)
                                                               ------     -----      -----      -----
  Basic and diluted earnings (loss).........................   $ (.03)      .13        .02        .02
                                                               ======     =====      =====      =====

------------------------

*   See note 4.

     See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                                  (UNAUDITED)

                                                                 THREE MONTHS           NINE MONTHS
                                                                     ENDED                 ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                2005      2004*       2005      2004*
                                                              --------   --------   --------   --------
                                                                         AMOUNTS IN MILLIONS
Net earnings (loss).........................................   $ (94)        372         53        48
                                                               -----      ------     ------      ----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................     (10)         22         21        (1)
  Recognition of previously unrealized foreign currency
    translation losses......................................      --          --        312        --
  Unrealized holding gains (losses) arising during the
    period..................................................     159      (1,008)    (1,149)     (621)
  Recognition of previously unrealized losses (gains) on
    available-for-sale securities, net......................      41          (1)       (19)      (36)
  Reclass unrealized gain on available-for-sale security to
    equity method investment................................    (197)         --       (197)       --
  Other comprehensive earnings (loss) from discontinued
    operations..............................................      --           1         (7)      (63)
                                                               -----      ------     ------      ----
Other comprehensive loss....................................      (7)       (986)    (1,039)     (721)
                                                               -----      ------     ------      ----
Comprehensive loss..........................................   $(101)       (614)      (986)     (673)
                                                               =====      ======     ======      ====

------------------------

*   See note 4.

     See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2005        2004*
                                                              ---------   ---------
                                                               AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Earnings from continuing operations.......................   $    26         96
  Adjustments to reconcile earnings from continuing
    operations to net cash provided by operating activities:
    Depreciation and amortization...........................       484        484
    Stock-based compensation................................        32         16
    Payments of stock-based compensation....................       (96)        (1)
    Noncash interest expense................................        75         72
    Share of earnings of affiliates, net....................       (15)        (5)
    Realized and unrealized losses (gains) on financial
     instruments, net.......................................      (148)       344
    Losses (gains) on disposition of assets, net............       363       (621)
    Nontemporary declines in fair value of investments......        68        128
    Minority interests in earnings of subsidiaries..........        28          5
    Deferred income tax expense (benefit)...................      (304)        69
    Other noncash charges, net..............................        86         14
    Changes in operating assets and liabilities, net of the
     effects of acquisitions:
      Receivables...........................................        87         56
      Inventory.............................................       (63)      (196)
      Other current assets..................................      (128)      (303)
      Payables and other current liabilities................        65        219
                                                               -------     ------
        Net cash provided by operating activities...........       560        377
                                                               -------     ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................        54        497
  Premium proceeds from origination of derivatives..........       437        127
  Net proceeds from settlement of derivatives...............       318        161
  Capital expended for property and equipment...............      (158)      (137)
  Net sales (purchases) of short term investments...........       (73)       136
  Investments in and loans to equity affiliates.............        --        (21)
  Investments in and loans to cost investees................        --       (931)
  Cash paid for acquisitions, net of cash acquired..........        (5)       (93)
  Repayment of LMI note.....................................        --        117
  Other investing activities, net...........................        (7)       (15)
                                                               -------     ------
        Net cash provided (used) by investing activities....       566       (159)
                                                               -------     ------
Cash flows from financing activities:
  Borrowings of debt........................................       861         --
  Repayments of debt........................................    (1,459)      (445)
  Repurchases of subsidiary common stock....................       (62)      (110)
  Purchases of Liberty common stock.........................        --       (547)
  Other financing activities, net...........................        62         41
                                                               -------     ------
        Net cash used by financing activities...............      (598)    (1,061)
                                                               -------     ------
        Net cash provided to discontinued operations
         (note 4)...........................................      (206)      (864)
                                                               -------     ------
        Net increase (decrease) in cash and cash
        equivalents.........................................       322     (1,707)
        Cash and cash equivalents at beginning of period....     1,387      2,966
                                                               -------     ------
        Cash and cash equivalents at end of period..........   $ 1,709      1,259
                                                               =======     ======

--------------------------

*   See note 4.

     See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                  (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                             ACCUMULATED
                                           COMMON STOCK        ADDITIONAL       OTHER
                           PREFERRED   ---------------------    PAID-IN     COMPREHENSIVE     UNEARNED     ACCUMULATED
                             STOCK     SERIES A    SERIES B     CAPITAL     EARNINGS, NET   COMPENSATION     DEFICIT
                           ---------   ---------   ---------   ----------   -------------   ------------   -----------
                                                               AMOUNTS IN MILLIONS
Balance at January 1,
  2005...................  $    --        27             1       33,765         4,227           (64)         (13,245)
  Net earnings...........       --        --            --           --            --            --               53
  Other comprehensive
    loss.................       --        --            --           --        (1,039)           --               --
  Distribution to
    stockholders for spin
    off of Discovery
    Holding Company......       --        --            --       (4,600)           (5)           --               --
  Issuance of common
    stock for investment
    in available-for-sale
    security.............       --        --            --           14            --            --               --
  Issuance of common
    stock upon exercise
    of stock options.....       --        --            --            9            --            --               --
  Amortization of
    deferred
    compensation.........       --        --            --           --            --            23               --
  Cancellation of
    restricted stock.....       --        --            --           (1)           --             1               --
  Stock compensation for
    Liberty options held
    by Liberty
    Global, Inc. ("LGI")
    employees............       --        --            --            3            --            --               --
  Stock compensation for
    LGI options held by
    Liberty employees....       --        --            --            9            --            --               --
  Adjustment to spin off
    of LGI...............       --        --            --          (26)           --            --               --
  Other..................       --        --            --            7            --            --               --
                           ---------      --       ---------     ------        ------           ---          -------
Balance at September 30,
  2005...................  $    --        27             1       29,180         3,183           (40)         (13,192)
                           =========      ==       =========     ======        ======           ===          =======


                                          TOTAL
                           TREASURY   STOCKHOLDERS'
                            STOCK        EQUITY
                           --------   -------------
                             AMOUNTS IN MILLIONS
Balance at January 1,
  2005...................    (125)       24,586
  Net earnings...........      --            53
  Other comprehensive
    loss.................      --        (1,039)
  Distribution to
    stockholders for spin
    off of Discovery
    Holding Company......      --        (4,605)
  Issuance of common
    stock for investment
    in available-for-sale
    security.............      --            14
  Issuance of common
    stock upon exercise
    of stock options.....      --             9
  Amortization of
    deferred
    compensation.........      --            23
  Cancellation of
    restricted stock.....      --            --
  Stock compensation for
    Liberty options held
    by Liberty
    Global, Inc. ("LGI")
    employees............      --             3
  Stock compensation for
    LGI options held by
    Liberty employees....      --             9
  Adjustment to spin off
    of LGI...............      --           (26)
  Other..................      --             7
                             ----        ------
Balance at September 30,
  2005...................    (125)       19,034
                             ====        ======

     See accompanying notes to condensed consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

    The accompanying condensed consolidated financial statements include the accounts of Liberty Media Corporation and its controlled subsidiaries (collectively, "Liberty" or the "Company," unless the context otherwise requires). All significant intercompany accounts and transactions have been eliminated in consolidation.

    Liberty is a holding company which, through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries in the United States, Europe and Asia.

    The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for such periods have been included. The results of operations for any interim period are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in Liberty's Annual Report on Form 10-K for the year ended December 31, 2004.

    The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Liberty considers (i) the estimate of the fair value of its long-lived assets (including goodwill) and any resulting impairment charges, (ii) the fair value of its derivative instruments and
(iii) its assessment of other-than-temporary declines in fair value of its investments to be its most significant estimates.

    Liberty holds a number of investments that are accounted for using the equity method. Liberty does not control the decision making process or business management practices of these affiliates. Accordingly, Liberty relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that Liberty uses in the application of the equity method. In addition, Liberty relies on audit reports that are provided by the affiliates' independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on Liberty's condensed consolidated financial statements.

    Certain prior period amounts have been reclassified for comparability with the 2005 presentation.

(2) STOCK-BASED COMPENSATION

    The Company has granted to certain of its employees options, stock appreciation rights ("SARs") and options with tandem SARs (collectively, "Awards") to purchase shares of Liberty Series A and Series B common stock.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

    The Company accounts for compensation expense related to its Awards pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB Opinion
No. 25"). All of the Company's Awards are accounted for as variable plan awards, and compensation is recognized based upon the percentage of the options that are vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The Company accounts for QVC stock options using fixed-plan accounting. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," ("Statement 123") to its options. Compensation expense for SARs and options with tandem SARs is the same under APB Opinion No. 25 and Statement
123. Accordingly, no pro forma adjustment for such Awards is included in the following table.

                                                    THREE MONTHS           NINE MONTHS
                                                        ENDED                 ENDED
                                                    SEPTEMBER 30,         SEPTEMBER 30,
                                                 -------------------   -------------------
                                                   2005       2004       2005       2004
                                                 --------   --------   --------   --------
                                                           AMOUNTS IN MILLIONS,
                                                         EXCEPT PER SHARE AMOUNTS
Earnings (loss) from continuing operations.....   $ (87)      359          26        96
  Add stock-based compensation as determined
    under the intrinsic value method, net of
    taxes......................................       1        --           3         2
  Deduct stock-based compensation as determined
    under the fair value method, net of
    taxes......................................     (28)      (12)        (46)      (34)
                                                  -----       ---        ----       ---
Pro forma earnings (loss) from continuing
  operations...................................   $(114)      347         (17)       64
                                                  =====       ===        ====       ===
Basic and diluted earnings (loss) from
  continuing operations per share:
  As reported..................................   $(.03)      .13         .01       .03
  Pro forma....................................   $(.04)      .12        (.01)      .02

    In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "SHARE-BASED PAYMENTS" ("Statement 123R"). Statement 123R, which is a revision of Statement 123 and supersedes APB Opinion No. 25, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on transactions in which an entity obtains employee services. Statement 123R generally requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Statement 123R also requires companies to measure the cost of employee services received in exchange for an award of liability instruments (such as stock appreciation rights) based on the current fair value of the award, and to remeasure the fair value of the award at each reporting date.

    Public companies are required to adopt Statement 123R as of the beginning of the registrant's next fiscal year, or January 1, 2006 for calendar-year companies, such as Liberty. Accordingly, the provisions

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

of Statement 123R will affect the accounting for all awards granted, modified, repurchased or cancelled after January 1, 2006. The accounting for awards granted, but not vested, prior to January 1, 2006 will also be impacted. The provisions of Statement 123R allow companies to adopt the standard on a prospective basis or to restate all periods for which Statement 123 was effective. Liberty expects to adopt Statement 123R on a prospective basis, and will include in its financial statements for periods that begin after December 31, 2005 pro forma information as though the standard had been adopted for all periods presented.

    While Liberty has not yet quantified the impact of adopting Statement 123R, it believes that such adoption could have a significant impact on its operating income and net earnings in the future.

(3) EARNINGS (LOSS) PER COMMON SHARE

    Basic earnings (loss) per common share ("EPS") is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periods presented. The basic EPS calculation is based on 2,796 million and 2,824 million for the three months ended September 30, 2005 and 2004, respectively, and 2,795 million and 2,906 million weighted average shares outstanding for the nine months ended September 30, 2005 and 2004, respectively. The diluted EPS calculation for the nine months ended September 30, 2005 and 2004 includes 12 million and 18 million dilutive securities, respectively. However, due to the relative insignificance of these dilutive securities, their inclusion does not impact the EPS amount as reported in the accompanying condensed consolidated statement of operations. Excluded from diluted EPS for the nine months ended September 30, 2005 are 66 million potential common shares because their inclusion would be anti-dilutive.

(4) DISCONTINUED OPERATIONS

    SPIN OFF OF LIBERTY MEDIA INTERNATIONAL, INC. ("LMI")

    On June 7, 2004 (the "LMI Spin Off Date"), Liberty completed the spin off (the "LMI Spin Off") of its wholly-owned subsidiary, LMI (which is now a wholly-owned subsidiary of Liberty Global, Inc.), to its shareholders. Substantially all of the assets and businesses of LMI were included in Liberty's former International Group segment. In connection with the LMI Spin Off, holders of Liberty common stock on June 1, 2004 (the "Record Date") received 0.05 of a share of LMI Series A common stock for each share of Liberty Series A common stock owned at 5:00 p.m. New York City time on the Record Date and 0.05 of a share of LMI Series B common stock for each share of Liberty Series B common stock owned at 5:00 p.m. New York City time on the Record Date. The LMI Spin Off is intended to qualify as a tax-free spin off. For accounting purposes, the LMI Spin Off is deemed to have occurred on June 1, 2004, and no gain or loss was recognized by Liberty in connection with the LMI Spin Off.

    In addition to the assets in Liberty's International Group operating segment, Liberty also contributed certain monetary assets to LMI in connection with the LMI Spin Off.

    DMX MUSIC

    During the fourth quarter of 2004, the executive committee of the board of directors of Liberty approved a plan to dispose of Liberty's approximate 56% ownership interest in Maxide

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

Acquisition, Inc. (d/b/a DMX Music, "DMX"). DMX is principally engaged in programming, distributing and marketing digital and analog music services to homes and businesses and was included in Liberty's former Networks Group operating segment. On February 14, 2005, DMX commenced proceedings under Chapter 11 of the United States Bankruptcy Code. As a result of marketing efforts conducted prior to the bankruptcy filing, DMX entered into an arrangement, which was subject to the approval by the Bankruptcy Court, to sell substantially all of its operating assets to an independent third party. Other prospective buyers had an opportunity to submit offers to purchase all or a portion of those assets by May 6, 2005. On May 9, 2005, a public auction was conducted at which the aforementioned independent third party was the successful bidder. The results of that auction were approved by the Bankruptcy Court on May 10, 2005. On May 16, 2005, the Bankruptcy Court entered its written order approving the transaction, and the sale transaction has been consummated. As a result of the DMX bankruptcy filing, Liberty has deconsolidated DMX. For financial reporting purposes such deconsolidation was deemed to be effective January 1, 2005.

    SPIN OFF OF DISCOVERY HOLDING COMPANY ("DHC")

    On July 21, 2005, Liberty completed the spin-off (the "DHC Spin Off") of a newly formed subsidiary, Discovery Holding Company. DHC's assets were comprised of Liberty's 100% ownership interest in Ascent Media Group, LLC ("Ascent Media"), Liberty's 50% ownership interest in Discovery Communications, Inc. ("Discovery") and $200 million in cash. In connection with the DHC Spin Off, holders of Liberty common stock on July 15, 2005 received 0.10 of a share of DHC Series A common stock for each share of Liberty Series A common stock owned and
0.10 of a share of DHC Series B common stock for each share of Liberty Series B common stock owned. Upon completion of this transaction, DHC is a separate publicly traded company. This transaction has been accounted for at historical cost due to the pro rata nature of the distribution.

    The condensed consolidated financial statements and accompanying notes of Liberty have been prepared to reflect LMI, DMX and DHC as discontinued operations. Accordingly, the assets and liabilities, revenue, costs and expenses, and cash flows of LMI (for periods prior to the LMI Spin Off Date), DMX (for periods prior to January 1, 2005) and DHC (for all periods) have been excluded from the respective captions in the accompanying condensed consolidated balance sheets, statements of operations, statements of comprehensive earnings
(loss) and statements of cash flows and have been reported under the heading of discontinued operations in such condensed consolidated financial statements.

    Certain combined financial information for LMI, DMX and DHC, which is included in earnings (loss) from discontinued operations, is as follows:

                                                                  NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2005       2004
                                                              --------   --------
                                                                    AMOUNTS
                                                                  IN MILLIONS
Revenue.....................................................    $390      1,549
Earnings (loss) before income taxes and minority
  interests.................................................    $ 48        (90)

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

    Certain asset and liability amounts for DHC as of July 21, 2005 are as follows (amounts in millions):

Investment in Discovery.....................................  $ 2,982
Goodwill....................................................  $ 2,135
Deferred tax liabilities....................................  $(1,060)

    Cash provided to discontinued operations is comprised of the following activities:

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                      ------------------------------
                                                           2005            2004
                                                      --------------   -------------
                                                           AMOUNTS IN MILLIONS
Cash provided by operating activities...............      $    31            189
Cash used by investing activities...................          (47)          (214)
Cash provided by financing activities...............           --            996
Change in available cash held by discontinued
 operations.........................................         (190)         (1,835)
                                                          -------         ------
Net cash provided to discontinued operations........      $  (206)          (864)
                                                          =======         ======

(5) INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS

    Investments in available-for-sale securities and other cost investments are summarized as follows:

                                                      SEPTEMBER 30,    DECEMBER 31,
                                                           2005            2004
                                                      --------------   -------------
                                                           AMOUNTS IN MILLIONS
News Corporation....................................      $ 8,163          9,667
IAC/InterActiveCorp ("IAC")(1)......................        1,755          3,824
Time Warner Inc.(2).................................        3,100          3,330
Sprint Corporation(3)...............................        2,199          2,342
Motorola, Inc.(4)...................................        1,630          1,273
Viacom, Inc. .......................................          501            552
Other available-for-sale equity securities(5).......          645            471
Other available-for-sale debt securities (6)........          377            304
Other cost investments and related receivables......           83             87
                                                          -------         ------
                                                           18,453         21,850
  Less short-term investments.......................          (11)            (3)
                                                          -------         ------
                                                          $18,442         21,847
                                                          =======         ======

------------------------

(1) Effective August 9, 2005, IAC completed the spin-off of its subsidiary, Expedia, Inc. ("Expedia"). Shareholders of IAC, including Liberty, received one share of Expedia for each share of IAC owned. Subsequent to the spin-off of Expedia, Liberty owns approximately 21% of the outstanding Expedia common stock and has two out of nine members of Expedia's board of directors, and accordingly, is accounting for this investment using the equity method of accounting. Liberty allocated its pre-spin off carrying value in IAC between IAC and Expedia based on the relative trading prices of IAC and Expedia. Unrealized holding gains included in the carrying value allocated to Expedia were reversed as part of this allocation.

(2) Includes $164 million and $176 million of shares pledged as collateral for share borrowing arrangements at September 30, 2005 and December 31, 2004, respectively.

(3) Includes $48 million of shares pledged as collateral for share borrowing arrangements at September 30, 2005.

(4) Includes $1,144 million and $654 million of shares pledged as collateral for share borrowing arrangements at September 30, 2005 and December 31, 2004, respectively.

(5) Includes $145 million and $77 million of shares pledged as collateral for share borrowing arrangements at September 30, 2005 and December 31, 2004, respectively.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

(6) At September 30, 2005, other available-for-sale debt securities include
    $356 million of investments in third-party marketable debt securities held by Liberty parent and $21 million of such securities held by subsidiaries of Liberty. At December 31, 2004, such investments aggregated $276 million and $28 million, respectively.

    UNREALIZED HOLDING GAINS AND LOSSES

    Unrealized holding gains and losses related to investments in available-for-sale securities are summarized below.

                                            SEPTEMBER 30, 2005         DECEMBER 31, 2004
                                          -----------------------   -----------------------
                                            EQUITY        DEBT        EQUITY        DEBT
                                          SECURITIES   SECURITIES   SECURITIES   SECURITIES
                                          ----------   ----------   ----------   ----------
                                                         AMOUNTS IN MILLIONS
Gross unrealized holding gains..........    $5,419         16          7,292         19
Gross unrealized holding losses.........    $ (413)        --            (15)        --

    The aggregate fair value of securities with unrealized holding losses at September 30, 2005 was $3,603 million. None of these securities had unrealized losses for more than 12 continuous months.

(6) INTANGIBLE ASSETS

    GOODWILL

    Changes in the carrying amount of goodwill for the nine months ended September 30, 2005 are as follows:

                                                          STARZ
                                                      ENTERTAINMENT
                                             QVC        GROUP LLC      OTHER      TOTAL
                                           --------   -------------   --------   --------
                                                        AMOUNTS IN MILLIONS
Balance at January 1, 2005...............   $4,048        1,383        1,507      6,938
  Foreign currency translation...........       33           --           --         33
  Other..................................       --           --            6          6
                                            ------        -----        -----      -----
Balance at September 30, 2005............   $4,081        1,383        1,513      6,977
                                            ======        =====        =====      =====

    AMORTIZABLE INTANGIBLE ASSETS

    Amortization of intangible assets with finite useful lives was $356 million and $357 million for the nine months ended September 30, 2005 and 2004, respectively. Based on its current amortizable intangible assets, Liberty expects that amortization expense will be as follows for the next five years (amounts in millions):

Remainder of 2005...........................................    $118
2006........................................................    $448
2007........................................................    $405
2008........................................................    $372
2009........................................................    $343

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

(7) DERIVATIVE INSTRUMENTS

    The Company's derivative instruments are summarized as follows:

                                                      SEPTEMBER 30,    DECEMBER 31,
TYPE OF DERIVATIVE                                         2005            2004
------------------                                    --------------   -------------
                                                           AMOUNTS IN MILLIONS
ASSETS
  Equity collars....................................      $ 1,775          2,016
  Put spread collars................................          232            291
  Other.............................................           68            121
                                                          -------         ------
                                                            2,075          2,428
  Less current portion..............................         (999)          (827)
                                                          -------         ------
                                                          $ 1,076          1,601
                                                          =======         ======
LIABILITIES
  Exchangeable debenture call option obligations....      $   988          1,102
  Put options.......................................          492            445
  Equity collars....................................          180            398
  Borrowed shares...................................        1,501            907
  Other.............................................           67            139
                                                          -------         ------
                                                            3,228          2,991
  Less current portion..............................       (2,059)        (1,179)
                                                          -------         ------
                                                          $ 1,169          1,812
                                                          =======         ======

    Realized and unrealized gains (losses) on financial instruments are comprised of the following:

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                           ---------------------
                                                             2005        2004
                                                           ---------   ---------
                                                            AMOUNTS IN MILLIONS
Change in fair value of exchangeable debenture call
  option features........................................    $ 114        221
Change in fair value of equity collars...................      238       (325)
Change in fair value of put options......................      (47)       (74)
Change in fair value of borrowed shares..................     (175)      (152)
Change in fair value of put spread collars...............        7          8
Change in fair value of other derivatives................       11        (22)
                                                             -----       ----
                                                             $ 148       (344)
                                                             =====       ====

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

(8) LONG-TERM DEBT

    Debt is summarized as follows:

                                                          OUTSTANDING             CARRYING VALUE
                                                           PRINCIPAL      ------------------------------
                                                         SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,
                                                              2005             2005            2004
                                                         --------------   --------------   -------------
                                                                       AMOUNTS IN MILLIONS
Parent company debt:
  Senior notes and debentures
    3.5% Senior Notes due 2006.........................     $   199               199            513
    Floating Rate Senior Notes due 2006................       1,398             1,398          2,463
    7.875% Senior Notes due 2009.......................         716               711            711
    7.75% Senior Notes due 2009........................         234               235            235
    5.7% Senior Notes due 2013.........................         802               800            800
    8.5% Senior Debentures due 2029....................         500               494            495
    8.25% Senior Debentures due 2030...................         959               952            951
  Senior exchangeable debentures
    4% Senior Exchangeable Debentures due 2029.........         869               250            249
    3.75% Senior Exchangeable Debentures due 2030......         810               230            228
    3.5% Senior Exchangeable Debentures due 2031.......         600               234            231
    3.25% Senior Exchangeable Debentures due 2031......         559               119            118
    0.75% Senior Exchangeable Debentures due 2023......       1,750             1,532          1,473
                                                            -------           -------          -----
                                                              9,396             7,154          8,467
QVC bank credit facility...............................         800               800             --
Other subsidiary debt..................................         108               108            109
                                                            -------           -------          -----
  Total debt...........................................     $10,304             8,062          8,576
                                                            =======
    Less current maturities............................                        (1,607)           (10)
                                                                              -------          -----
  Total long-term debt.................................                       $ 6,455          8,566
                                                                              =======          =====

    PARENT COMPANY DEBT

    During the nine months ended September 30, 2005, and pursuant to a previously announced debt reduction plan, Liberty retired $1,379 million principal amount of its parent company debt (primarily comprised of its senior notes) for aggregate cash consideration of $1,392 million plus accrued interest. In connection with these debt retirements, Liberty recognized a loss on early extinguishment of debt of $13 million, which is included in other income (expense) in the accompanying condensed consolidated statement of operations.

    QVC BANK CREDIT FACILITY

    Effective May 20, 2005, QVC entered into a $2 billion bank credit facility (the "QVC Credit Facility"). The QVC Credit Facility is comprised of an
$800 million term loan that was drawn at closing, a $400 million U.S. dollar term loan that can be drawn at any time before September 30, 2006, a $400 million multi-currency term loan that can be drawn at any time before September 30, 2006, a

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

$200 million U.S. dollar revolving loan and a $200 million multi-currency revolving loan. The foregoing multi-currency loans can be made, at QVC's option, in U.S. dollars, Japanese yen, U.K. pound sterling or euros. All loans are due and payable on May 20, 2010, and accrue interest, at the option of QVC, at LIBOR plus an applicable margin or the Alternative Base Rate, as defined in the QVC Credit Facility, plus an applicable margin. QVC is required to pay a commitment fee quarterly in arrears on the unused portion of the commitments.

    OTHER SUBSIDIARY DEBT

    Other subsidiary debt at September 30, 2005, is comprised primarily of capitalized satellite transponder lease obligations.

    FAIR VALUE OF DEBT

    Liberty estimates the fair value of its debt based on the quoted market prices for the same or similar issues or on the current rate offered to Liberty for debt of the same remaining maturities. The fair value of Liberty's publicly traded debt securities at September 30, 2005 is as follows (amounts in millions):

Fixed rate senior notes.....................................   $1,955
Floating rate senior notes..................................   $1,410
Senior debentures...........................................   $1,417
Senior exchangeable debentures, including call option
  obligation................................................   $3,922

    Liberty believes that the carrying amount of its subsidiary debt approximated fair value at September 30, 2005.

(9) STOCKHOLDERS' EQUITY

    As of September 30, 2005, there were 47.8 million shares of Liberty
Series A common stock and 30.0 million shares of Liberty Series B common stock reserved for issuance under exercise privileges of outstanding stock options and warrants.

    During the three months ended September 30, 2005, Liberty entered into several put option contracts with respect to its Series A common stock. As of September 30, 2005, put option contracts with respect to 6.0 million shares of Series A common stock were outstanding with a weighted average exercise price of $8.26. All such put options had a remaining term of less than 30 days.

    At December 31, 2004, Liberty had entered into zero-strike call spreads ("Z-Call") with respect to six million shares of its Series A common stock. Liberty net cash settled all of its Z-Calls during the first quarter of 2005 for net cash proceeds of $63 million, which primarily represented the return of collateral posted by Liberty in 2004. Changes in the fair value of the Z-Calls prior to settlement are included in realized and unrealized gains (losses) on financial instruments in the accompanying condensed consolidated statement of operations.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

(10) COMMITMENTS AND CONTINGENCIES

    FILM RIGHTS

    Starz Entertainment Group LLC ("SEG"), a wholly-owned subsidiary of Liberty, provides premium video programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States. SEG has entered into agreements with a number of motion picture producers which obligate SEG to pay fees ("Programming Fees") for the rights to exhibit certain films that are released by these producers. The unpaid balance of Programming Fees for films that were available for exhibition by SEG at September 30, 2005 is reflected as a liability in the accompanying condensed consolidated balance sheet. The balance due as of September 30, 2005 is payable as follows: $98 million in 2005, $51 million in 2006 and $20 million thereafter.

    SEG has also contracted to pay Programming Fees for the rights to exhibit films that have been released theatrically, but are not available for exhibition by SEG until some future date. These amounts have not been accrued at September 30, 2005. SEG's estimate of amounts payable under these agreements is as follows: $24 million in 2005; $648 million in 2006; $113 million in 2007; $104 million in 2008; $91 million in 2009; and $133 million thereafter.

    In addition, SEG is also obligated to pay Programming Fees for all qualifying films that are released theatrically in the United States by studios owned by The Walt Disney Company ("Disney") through 2009, all qualifying films that are released theatrically in the United States by studios owned by Sony Pictures Entertainment ("Sony") through 2010 and all qualifying films produced for theatrical release in the United States by Revolution Studios through 2006. Films are generally available to SEG for exhibition 10 - 12 months after their theatrical release. The Programming Fees to be paid by SEG are based on the quantity and the domestic theatrical exhibition receipts of qualifying films. As these films have not yet been released in theatres, SEG is unable to estimate the amounts to be paid under these output agreements. However, such amounts are expected to be significant.

    In addition to the foregoing contractual film obligations, each of Disney and Sony has the right to extend its contract for an additional three years. If Sony elects to extend its contract, SEG has agreed to pay Sony a total of $190 million in four annual installments of $47.5 million beginning in 2011. This option expires December 31, 2007. If made, SEG's payments to Sony would be amortized ratably as programming expense over the extension period beginning in 2011. An extension of this agreement would also result in the payment by SEG of Programming Fees for qualifying films released by Sony during the extension period. If Disney elects to extend its contract, SEG would not be obligated to pay any amounts in excess of its Programming Fees for qualifying films released by Disney during the extension period. The Disney option expires December 31, 2007.

    GUARANTEES

    Liberty guarantees SEG's obligations under certain of its studio output agreements. At September 30, 2005, Liberty's guarantee for obligations for films released by such date aggregated $702 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above, SEG has recognized the liability for a portion of its obligations under the output agreements. As this represents a commitment of SEG, a consolidated subsidiary of Liberty, Liberty has not recorded a separate liability for its guarantee of these obligations.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

    At September 30, 2005, Liberty has guaranteed Y4.1 billion ($36 million) of the bank debt of Jupiter Telecommunications, Co., Ltd. ("J-COM"), a former equity affiliate that provides broadband services in Japan. Liberty's guarantees expire as the underlying debt matures and is repaid. The debt maturity dates range from 2005 to 2018. Liberty's investment in J-COM was attributed to LMI in the LMI Spin Off. In connection with the LMI Spin Off, LMI has indemnified Liberty for any amounts Liberty is required to fund under these guarantees.

    In connection with agreements for the sale of certain assets, Liberty typically retains liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. Liberty generally indemnifies the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Liberty. These types of indemnification guarantees typically extend for a number of years. Liberty is unable to estimate the maximum potential liability for these types of indemnification guarantees as the sale agreements typically do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Liberty has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying condensed consolidated financial statements with respect to these indemnification guarantees.

    OPERATING LEASES

    Liberty and its subsidiaries lease business offices, have entered into satellite transponder lease agreements and use certain equipment under lease arrangements.

    LITIGATION

    Liberty has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying condensed consolidated financial statements.

    LOSS CONTRACT

    During the third quarter of 2005, a subsidiary of Liberty, TruePosition, Inc. ("TruePostion"), entered into an agreement with one of its major customers whereby TruePosition will remove and replace certain location-based equipment supplied by another vendor and currently installed in the customer's network. TruePosition currently estimates that the costs to provide this equipment and service will exceed the revenue earned and that it will incur a loss on the contract. Since this agreement is an executory contract, TruePosition will recognize this loss during the term of the contract as material elements of the contract are delivered. TruePosition entered into this agreement because it believes its appointment as the customer's exclusive provider of these services and the resulting future potential revenue earned from the customer's continuing network build-out and expansion will exceed the loss computed on the contractual arrangement. However, no assurance can be given that future business from this customer will be sufficient to offset the loss incurred on this portion of the contract.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

    INCOME TAXES

    Since issuance, we have claimed interest deductions on our exchangeable debentures for federal income tax purposes based on the "comparable yield" at which we could have issued a fixed-rate debenture with similar terms and conditions. In all instances, this policy has resulted in us claiming interest deductions significantly in excess of the cash interest currently paid on our exchangeable debentures. Interest deducted in prior years on our exchangeable debentures has contributed to net operating losses ("NOLs") that may be carried to offset taxable income in 2005 and later years. These NOLs and current interest deductions on our exchangeable debentures are being used to offset taxable income currently being generated.

    The IRS has issued Technical Advice Memorandums (the "TAMs") challenging the current deductibility of interest expense claimed on exchangeable debentures issued by other companies. The TAMs conclude that such interest expense must be capitalized as basis to the shares referenced in the exchangeable debentures. If the IRS were to similarly challenge our tax treatment of these interest deductions, and ultimately win such challenge, there would be no impact to our reported total tax expense as the resulting increase in current tax expense would be offset by a decrease in our deferred tax expense. However, the NOLs we have recorded would not be available to offset our current taxable income, and we would be required to make current federal income tax payments. These federal income tax payments could prove to be significant.

(11) OPERATING SEGMENTS

    Liberty is a holding company which, through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries. Each of these businesses is separately managed. Liberty identifies its reportable segments as
(A) those consolidated subsidiaries that represent 10% or more of its consolidated revenue, earnings before income taxes or total assets and
(B) those equity method affiliates whose share of earnings represent 10% or more of Liberty's earnings before income taxes. In 2004, we had organized our businesses into four groups--Interactive Group, Networks Group, International Group and Corporate and Other. On June 7, 2004, we completed the spin off of our wholly-owned subsidiary, LMI, to our shareholders. Substantially all of the assets and businesses of LMI were included in our International Group. The DHC Spin Off was completed on July 21, 2005. DHC's assets are comprised of our 100% ownership interest in Ascent Media, which was included in our Interactive Group, and our 50% ownership interest in Discovery, which was included in our Networks Group, and $200 million in cash. As a result of the LMI Spin Off and the DHC Spin Off, we now operate and analyze our businesses individually, rather than combining them with other businesses into Groups. The segment presentation for prior periods has been conformed to the current period segment presentation.

    Liberty evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, operating cash flow, gross margin, average sales price per unit, number of units shipped, and revenue or sales per customer equivalent. In addition, Liberty reviews non-financial measures such as average prime time rating, prime time audience delivery, subscriber growth and penetration, as appropriate.

    Liberty defines operating cash flow as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock-based compensation). Liberty believes this is an

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, litigation settlements and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, operating cash flow should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Liberty generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

    For the nine months ended September 30, 2005, Liberty has identified the following businesses as its reportable segments:

    - QVC--consolidated subsidiary that markets and sells a wide variety of consumer products in the U.S. and several foreign countries, primarily by means of televised shopping programs on the QVC networks and via the Internet through its domestic and international websites.

    - SEG--consolidated subsidiary that provides premium programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States.

    Liberty's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant policies.

    PERFORMANCE MEASURES

                                                NINE MONTHS ENDED SEPTEMBER 30,
                                          -------------------------------------------
                                                  2005                   2004
                                          --------------------   --------------------
                                                     OPERATING              OPERATING
                                                       CASH                   CASH
                                          REVENUE      FLOW      REVENUE      FLOW
                                          --------   ---------   --------   ---------
                                                      AMOUNTS IN MILLIONS
QVC.....................................   $4,418        953      3,864        819
SEG.....................................      757        142        715        193
Corporate and Other.....................      335         (9)       300        (14)
                                           ------      -----      -----        ---
Consolidated Liberty....................   $5,510      1,086      4,879        998
                                           ======      =====      =====        ===

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2005

                                  (UNAUDITED)

                                               THREE MONTHS ENDED SEPTEMBER 30,
                                          -------------------------------------------
                                                  2005                   2004
                                          --------------------   --------------------
                                                     OPERATING              OPERATING
                                                       CASH                   CASH
                                          REVENUE      FLOW      REVENUE      FLOW
                                          --------   ---------   --------   ---------
                                                      AMOUNTS IN MILLIONS
QVC.....................................   $1,475       306       1,292        271
SEG.....................................      245        47         245         62
Corporate and Other.....................      130         3          95        (13)
                                           ------       ---       -----        ---
Consolidated Liberty....................   $1,850       356       1,632        320
                                           ======       ===       =====        ===

    OTHER INFORMATION

                                                        SEPTEMBER 30, 2005
                                               -------------------------------------
                                                          INVESTMENTS
                                                TOTAL         IN          CAPITAL
                                                ASSETS    AFFILIATES    EXPENDITURES
                                               --------   -----------   ------------
                                                        AMOUNTS IN MILLIONS
QVC..........................................  $15,305           2           94
SEG..........................................    2,926          47            6
Corporate and Other..........................   23,712       1,877           58
                                               -------       -----          ---
Consolidated Liberty.........................  $41,943       1,926          158
                                               =======       =====          ===

    The following table provides a reconciliation of consolidated segment operating cash flow to earnings (loss) from continuing operations before income taxes and minority interests:

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                           ---------------------
                                                             2005        2004
                                                           ---------   ---------
                                                            AMOUNTS IN MILLIONS
Consolidated segment operating cash flow.................   $1,086        998
Stock-based compensation.................................      (32)       (16)
Litigation settlements...................................       --         42
Depreciation and amortization............................     (484)      (484)
Interest expense.........................................     (444)      (448)
Share of earnings of affiliates..........................       15          5
Realized and unrealized gains (losses) on financial
  instruments, net.......................................      148       (344)
Gains (losses) on dispositions of assets, net............     (363)       621
Nontemporary declines in fair value of investments.......      (68)      (128)
Other, net...............................................       86         91
                                                            ------       ----
Earnings (loss) from continuing operations before income
  taxes and minority interests...........................   $  (56)       337
                                                            ======       ====